EXHIBIT 21.1

SUBSIDIARIES OF SWITCH & DATA FACILITIES COMPANY, INC.

No.	Name of Subsidiary	Jurisdiction of Organization

1.	Switch & Data Holdings, Inc.	Delaware

2.	Switch and Data Enterprises, Inc.	Delaware

3.	Switch & Data Facilities Company LLC	Delaware

4.	Switch and Data Operating Company LLC	Delaware

5.	Switch and Data Management Company LLC	Delaware

6.	Switch and Data Toronto, Ltd.	Ontario

7.	Switch & Data AZ One LLC	Delaware

8.	Switch & Data CA One LLC	Delaware

9.	Switch & Data CA Two LLC	Delaware

10.	Switch and Data CA Nine LLC	Delaware

11.	Switch & Data CO One LLC	Delaware

12.	Switch & Data FL One LLC	Delaware

13.	Switch & Data FL Two LLC	Delaware

14.	Switch & Data FL Four LLC	Delaware

15.	Switch and Data FL Seven LLC	Texas

16.	Switch & Data GA One LLC	Delaware

17.	Switch and Data GA Three LLC	Delaware

18.	Switch & Data IL One LLC	Delaware

19.	Switch & Data IN One LLC	Delaware

20.	Switch & Data LA One LLC	Delaware

21.	Switch & Data MA One LLC	Delaware

22.	Switch & Data MI One LLC	Delaware

23.	Switch & Data MO One LLC	Delaware

24.	Switch & Data NY One LLC	Delaware

25.	Switch and Data NY Four LLC	Delaware

26.	Switch and Data NY Five LLC	Delaware

27.	Switch & Data/NY Facilities Company LLC	Delaware

28.	Switch & Data OH One LLC	Delaware

29.	Switch & Data PA Two LLC	Delaware

30.	Switch and Data PA Three LLC	Delaware

31.	Switch and Data PA Four LLC	Delaware

32.	Switch & Data TN Two LLC	Delaware

33.	Switch & Data TX One LLC	Delaware

34.	Switch and Data TX Five LP	Delaware

35.	Switch and Data Dallas Holdings I LLC	Delaware

36.	Switch and Data Dallas Holdings II LLC	Delaware

37.	Switch & Data VA One LLC	Delaware

38.	Switch & Data VA Two LLC	Delaware

39.	Switch and Data VA Four LLC	Delaware

40.	Switch & Data WA One LLC	Delaware

41.	Switch and Data WA Three LLC	Delaware

42.	Switch and Data CA Eleven LLC	Delaware

43.	Switch and Data NJ Two LLC	Delaware